UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2011

NEW LEAF BRANDS, INC.
(Exact name or registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Dewolf Road, Old Tappan, NJ 07675
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (201) 784-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant.

Effective April 15, 2011, New Leaf Brands, Inc. (the “Company”), dismissed its principal independent accountant  Mayer, Hoffman, McCann P.C.(“MHM”). The Company’s Board of Directors approved the decision to dismiss MHM.

Except as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which stated that “[t]he accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, was not in compliance with certain financial covenants related to debt agreements, and has a significant amount of debt maturing in 2010.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern..,” the report of MHM on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2009, and in the subsequent interim periods through April 15, 2011, there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of MHM, would have caused MHM to make reference to the subject matter of the disagreement in connection with its report.

Effective April 18, 2011, the Company engaged Eisner Amper LLP (“EISNER”) to act as the Company’s principal independent accountant.  The Board of Directors of the Company approved the decision to engage EISNER.

During the fiscal years ended December 31, 2009 and 2008 and during all subsequent interim periods through April 15, 2011, except for a discussion with EISNER regarding the misapplication of EITF 07-5 as it related to previously issued interim financial statements for the first and second quarters of 2010 that were identified by MHM during the performance of their reviews and determined by management to be immaterial, the Company did not consult EISNER regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EISNER concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) with its former accountants, MHM.

MHM was provided a copy of the foregoing disclosures and was requested to furnish a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above disclosures.  A copy of the letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Mayer Hoffman McCann P.C. to the United States Securities and Exchange Commission, dated April 15, 2011 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW LEAF BRANDS, INC.

Dated: April 21, 2011	By:	/s/ Eric Skae
Eric Skae
President and Chief Executive Officer

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